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                                                                    Exhibit 10.3

                              AMENDED AND RESTATED
                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT ("Agreement") is made as of the ____ day of ________, 1998 ("Executive") and SL Green Realty Corp., a Maryland corporation with its principal place of business at 70 West 36th Street, New York, New York 10018 (the "Employer"), and amends and completely restates the Employment and Noncompetition Agreement made as of the day of , 1997.

         1. TERM. The term of this Agreement shall commence on the day of , 1998 and, unless earlier terminated as provided herein, shall terminate on the third anniversary of such date (the "Current Term"); PROVIDED, HOWEVER, that Section 8 hereof shall survive the termination of this Agreement as provided therein. The Current Term shall automatically be extended for successive one-year periods (each a "Renewal Term"), unless either party shall notify the other in writing at least six (6) months prior to the expiration of the Current Term or the applicable Renewal Term of its intention not to renew such Term. The period of Executive's employment hereunder consisting of the Current Term and all Renewal Terms, if any, is herein referred to as the "Employment Period".

         2.       EMPLOYMENT AND DUTIES.

                  (a) DUTIES. During the Employment Period, Executive shall be employed in the business of the Employer and its affiliates. Executive shall serve the Employer as a senior corporate executive with the title Executive Vice President and General Counsel of the Employer. Executive's duties and authority shall be as set forth in the By-laws of the Employer and as otherwise established from time to time by the Board of Directors of the Employer, and shall be commensurate with his titles and positions with the Employer.

                  (b) BEST EFFORTS. Executive agrees to his employment as described in this Section 2 and agrees to devote substantially all of his business time and efforts to the performance of his duties under this Agreement, except as otherwise approved by the Board of Directors of the Employer; PROVIDED, HOWEVER, that nothing herein shall be interpreted to preclude Executive from (i) participating as an officer or director of, or advisor to, any charitable or other tax exempt organization or otherwise engaging in charitable, fraternal or trade group activities, (ii) acting as an officer of any subsidiary of the Company, or (iii) investing his assets as a passive investor in other entities or business ventures, provided that he performs no management or similar role with respect to such entities or ventures and such investment does not violate
                  Section 8 hereof.

                  (c) TRAVEL. In performing his duties hereunder, Executive shall be available for all reasonable travel as the needs of the Employer's business may require. Executive shall be based in the metropolitan area of New York City.

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         3. COMPENSATION AND BENEFITS. In consideration of Executive's services hereunder, the Employer shall compensate Executive as provided in this Section
3.

                  (a) BASE SALARY. The Employer shall pay Executive an aggregate annual salary at the rate of $ ($ , effective , 1999) during the Employment Period ("Base Salary"), subject to applicable withholding. Base Salary shall be payable in accordance with the Employer's normal business practices, but in no event less frequently than monthly. Executive's Base Salary shall be reviewed no less frequently than annually by the Employer and may be increased, but not decreased, by the Employer during the Employment Period.

                  (b) INCENTIVE COMPENSATION. In addition to the Base Salary payable to Executive pursuant to Section 3(a), during the Employment Period, Executive shall be eligible to participate in any incentive compensation plans in effect with respect to senior executive officers of the Employer, subject to Executive's compliance with such criteria as the Employer's Board of Directors, in its sole discretion, may establish for Executive's participation in such plans from time to time. Any awards to Executive under such plans will be established by the Employer's Board of Directors, or a committee thereof, in its sole discretion.

                  (c) STOCK OPTIONS. During the Employment Period, Executive shall be eligible to participate in employee stock option plans established from time to time for the benefit of senior executive officers and other employees of the Employer in accordance with the terms and conditions of such plans. All decisions regarding awards to Executive under the Employer's stock option plans shall be made in the sole discretion of the Employer's Board of Directors, or a committee thereof.

                  (d) EXPENSES. Executive shall be reimbursed for all reasonable business related expenses incurred by Executive at the request of or on behalf of the Employer, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Employer.

                  (e) MEDICAL INSURANCE. During the Employment Period, Executive and Executive's immediate family shall be entitled to participate in such medical benefit plan as the Employer shall maintain from time to time for the benefit of senior executive officers of the Employer and their families, on the terms and subject to the conditions set forth in such plan. Nothing in this section shall limit the Employer's right to change, modify or terminate any benefit plan or program as it sees fit from time to time in the normal course of business.

                  (f) VACATIONS. Executive shall be entitled to reasonable paid vacations in accordance with the then regular procedures of the Employer governing senior executive officers.

                  (g) OTHER BENEFITS. During the Employment Period, the Employer shall provide to Executive such other benefits, including sick leave and the right to


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                  participate in such retirement or pension plans, as are made generally available to senior executive officers and employees of the Employer from time to time.

         4. INDEMNIFICATION AND LIABILITY INSURANCE. The Employer agrees to indemnify Executive to the extent permitted by applicable law with respect to any actions commenced against Executive in his capacity as an officer or director, or former officer or director, of the Employer or any affiliate thereof for which he may serve in such capacity. The Employer also agrees to use its best efforts to secure and maintain officers and directors liability insurance providing coverage for Executive.

         5. EMPLOYER'S POLICIES. Executive agrees to observe and comply with the rules and regulations of the Employer as adopted by its Board of Directors from time to time regarding the performance of his duties and to carry out and perform orders, directions and policies communicated to him from time to time by the Employer's Board of Directors.

         6. TERMINATION. The Executive's employment hereunder may be terminated under the following circumstances:

                  (a) TERMINATION BY THE EMPLOYER.

                        (i) DEATH. The Executive's employment hereunder shall
                  terminate upon his death.

                        (ii) DISABILITY. If, in the reasonable good faith
                  determination of the Board of Directors, as a result of the Executive's incapacity due to physical or mental illness or disability, the Executive shall have been incapable of performing his duties hereunder even with a reasonable accommodation on a full-time basis for the entire period of three consecutive months or any 90 days in a 180-day period, and within 30 days after written Notice of Termination (as defined in Section 6(c)) is given he shall not have returned to the performance of his duties hereunder on a full-time basis, the Employer may terminate the Executive's employment hereunder.

                        (iii) CAUSE. The Employer may terminate the Executive's
                  employment hereunder for Cause, subject to the severance provisions specifically set forth in Section 7(b) and the arbitration provisions specifically set forth in Section 7(e). For purposes of the Agreement, "Cause" shall mean that the Board of Directors of the Employer concludes, in good faith and after reasonable investigation, that:

                              (A) the Executive engaged in conduct which is a
                        felony under the laws of the United States or any state or political subdivision thereof;

                              (B) the Executive engaged in conduct constituting
                        breach of fiduciary duty, gross negligence or willful misconduct relating to the Employer, fraud or dishonesty or willful or material misrepresentation relating to the business of the Employer;


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                              (C) the Executive breached his obligations or
                        covenants under Section 8 of this Agreement in any material respect; or

                              (D) the Executive failed to perform his duties
                        hereunder in a manner and at a level reasonably satisfactory to the Employer more than 15 days after receiving notice from the Employer, which notice specifically identifies the manner in which he has failed so to perform.

                        (iv) WITHOUT CAUSE. Executive's employment hereunder may
                  be terminated by the Employer at any time with or without Cause (as defined in Section 6(a)(iii) above), by a majority vote of all of the members of the Board of Directors of the Employer upon written notice to Executive, subject only to the severance provisions specifically set forth in Section 7(a) herein.

                  (b)   TERMINATION BY THE EXECUTIVE.

                        (i) DISABILITY. The Executive may terminate his
                  employment hereunder for Disability within the meaning of
                  Section 6(a)(ii) above.

                        (ii) WITH GOOD REASON. Executive's employment hereunder
                  may be terminated by Executive with Good Reason effective immediately by written notice to the Board of Directors of the Employer. For purposes of this Agreement, with "Good Reason" shall mean: (i) a failure of the Board of Directors of the Employer to elect Executive to offices with the same or substantially the same duties and responsibilities as set forth in Section 2; (ii) a material failure by the Employer to comply with the provisions of Section 3 or a material breach by the Employer of any other provision of this Agreement which has not been cured within thirty (30) days after notice of noncompliance, (specifying the nature of the noncompliance) has been given by the Executive to the Employer; or (iii) a Force Out (as such term is defined in Section 6(d) below). Notwithstanding any provision of this Agreement to the contrary, with "Good Reason" shall not include any assignment of Executive to a position or office that has new or different duties, provided that such position or office is principally related to the provision of legal services, has a substantially similar level of responsibility to Executive's immediately preceding position or office and is commensurate with Executive's education, skills and experience.

                  (c) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Employer or by the Executive (other than termination pursuant to subsection (a)(1) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and, as applicable, shall set forth in reasonable detail the fact and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.


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                  (d) DEFINITIONS. The following terms shall be defined as set forth below.

                        (i) A "Change-in-Control" shall be deemed to have
                  occurred after the effective date of the initial public offering of the Employer's Common Stock ("IPO") if:

                              (A) any Person, together with all "affiliates" and
                        "associates" (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) of such Person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing 40% or more of either (A) the combined voting power of the Employer's then outstanding securities having the right to vote in an election of the Employer's Board of Directors ("Voting Securities") or (B) the then outstanding shares of all classes of stock of the Employer (in either such case other than as a result of the acquisition of securities directly from the Employer); or

                              (B) individuals who, as of the date of the closing
                        of the IPO, constitute the Employer's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Employer's Board of Directors, provided that any person becoming a director of the Employer subsequent to the closing of the IPO whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Agreement, be considered an Incumbent Director; or

                              (C) the stockholders of the Employer shall approve
                        (1) any consolidation or merger of the Employer or any subsidiary where the stockholders of the Employer, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate at least 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Employer or (3) any plan or proposal for the liquidation or dissolution of the Employer;

                        Notwithstanding the foregoing, a "Change-in-Control"
                  shall not be deemed to have occurred for purposes of the foregoing clause (A) solely as the result of an acquisition of securities by the Employer which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Employer beneficially owned by any Person to 40% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by


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                  any Person to 40% or more of the combined voting power of all then outstanding Voting Securities; PROVIDED, HOWEVER, that if any Person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Employer or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change-in-Control" shall be deemed to have occurred for purposes of the foregoing clause (A). In addition, notwithstanding the foregoing, a "Change-in-Control" shall not be deemed to have occurred for purposes of the foregoing clause (A) if (i) Stephen L. Green continues to serve as Chief Executive Officer or the equivalent of any surviving entity, and (ii) the proportionate number of shares of stock of the Employer beneficially owned, or the proportionate voting power represented by the Voting Securities beneficially owned, by any Person described in such clause (A) does not exceed 49%.

                        (ii) A "Force Out" shall be deemed to have occurred in
                  the event of a Change-In-Control followed by:

                              (A) a change in duties, responsibilities, status
                        or positions with the Employer, which, in Executive's reasonable judgment, does not represent a promotion from or maintaining of Executive's duties, responsibilities, status or positions as in effect immediately prior to the Change-In-Control, or any removal of Executive from or any failure to reappoint or reelect Executive to such positions, except in connection with the termination of Executive's employment for Cause, disability, retirement or death;

                              (B) a reduction by the Employer in Executive's
                        Base Salary as in effect immediately prior to the Change-In-Control;

                              (C) the failure by the Employer to continue in
                        effect any of the benefit plans in which Executive is participating at the time of the Change-In-Control of the Employer (unless Executive is permitted to participate in any substitute benefit plan with substantially the same terms and to the same extent and with the same rights as Executive had with respect to the benefit plan that is discontinued) other than as a result of the normal expiration of any such benefit plan in accordance with its terms as in effect at the time of the Change-In-Control, or the taking of any action, or the failure to act, by the Employer which would adversely affect Executive's continued participation in any of such benefit plans on at least as favorable a basis to Executive as was the case on the date of the Change-In-Control or which would materially reduce Executive's benefits in the future under any of such benefit plans or deprive Executive of any material benefits enjoyed by Executive at the time of the Change-In-Control; PROVIDED, HOWEVER, that any such action or inaction on the part of the Employer, including any modification, cancellation or


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                        termination of any benefits plan, undertaken in order to
                        maintain such plan in compliance with any federal, state or local law or regulation governing benefits plans, including, but not limited to, the Employment Retirement Income Security Act of 1974, shall not constitute a Force Out for the purposes of this Agreement.

                              (D) the Employer's requiring Executive to be based
                        in an office located beyond a reasonable commuting distance from Executive's residence immediately prior to the Change-In-Control, except for required travel relating to the Employer's business to an extent substantially consistent with the business travel obligations which Executive undertook on behalf of the Employer prior to the Change-In-Control; or

                              (E) the failure by the Employer to obtain from any
                        successor to the Employer an agreement to be bound by this Agreement pursuant to Section 14 hereof.

                        (iii) "Person" shall have the meaning used in Sections
                  13(d) and 14(d) of the Exchange Act; provided however, that the term "Person" shall not include (A) any current partner of SL Green Operating Partnership, L.P., any stockholder or employee of the Employer on the date hereof or any estate or member of the immediate family of such a partner, stockholder or employee, or (B) the Employer, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Employer or any of its subsidiaries.

            7.    COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                  (a) TERMINATION WITHOUT CAUSE OR WITH GOOD REASON. If (i) Executive is terminated without Cause pursuant to Section 6(a)(iv) above, or (ii) Executive shall terminate his employment hereunder with Good Reason pursuant to Section
                  (6)(b)(ii) above, then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination (the "Termination Date") and Executive shall be entitled to the following benefits:

                        (i) The Employer shall continue to pay Executive's Base
                  Salary for the remaining term of the Employment Period after the date of Executive's termination, or, if such termination occurs in connection with or after a Change-in-Control, for three years, whichever period is longer, at the rate in effect on the date of his termination and on the same periodic payment dates as payment would have been made to Executive had the Employment Period not been terminated;

                        (ii) For the remaining term of the Employment Period,
                  or, if such termination occurs in connection with or after a Change-in-Control, for three years, whichever period is longer, Executive shall continue to receive all benefits described in Section 3 existing on the date of termination, including, but not limited to, any bonuses and incentive compensation described in Section 3 of this


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                  Agreement, subject to the terms and conditions upon which such benefits may be offered. For purposes of the application of such benefits, Executive shall be treated as if he had remained in the employ of the Employer with a Base Salary at the rate in effect on the date of termination;

                           (iii) For purposes of any stock option plan of the
                  Employer, (x) Executive shall be treated as if he had remained in the employ of the Employer for the remaining term of the Employment Period after the date of Executive's termination, or for one year, whichever period is longer, so that Executive may exercise any exercisable options and Executive's other rights shall continue to vest during the remaining term of the Employment Period with respect to any options previously granted under such plans, except as otherwise provided in such plans, and (y) if such termination occurs in connection with or after a Change-in-Control, any stock options and any other rights of Executive (including restricted stock awards) shall become fully vested and immediately exercisable upon such termination;

                           (iv) Nothing herein shall be deemed to obligate
                  Executive to seek other employment in the event of any such termination and any amounts earned or benefits received from such other employment will not serve to reduce in any way the amounts and benefits payable in accordance herewith; and

                           (v) If in the opinion of tax counsel selected by the
                  Executive and reasonably acceptable to the Employer, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Employer and whether or not the Employment Period or the Executive's employment with the Employer has terminated) which will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code or any successor provision thereto), then the Employer shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by the Executive under
                  Section 4999 of the Code with respect to all such excess parachute payments and any such Additional Amount, plus (ii) all federal, state and local income taxes payable by Executive with respect to any such Additional Amount. Any amounts payable pursuant to this paragraph (v) shall be paid by the Employer to the Executive within 30 days of each written request therefor made by the Executive.

                  (b) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If Executive is terminated for Cause pursuant to Section 6(a)(iii) above, or if Executive voluntarily terminates his employment hereunder without Good Reason pursuant to Section 6(b)(ii) above, then the Employment Period shall terminate as of the effective date set forth in the written notice of such termination (the "Termination Date") and any outstanding stock options held by Executive shall expire in accordance with the terms of the stock option plan or option agreement under


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                  which the stock options were granted. Executive shall be
                  entitled to receive the following benefits:

                           (i) If (A) Executive is terminated for Cause pursuant
                  to Section 6(a)(iii)(A), (B) or (C) above (regardless of whether he submits a claim of lack of Cause to arbitration pursuant to Section 7(e) herein), (B) Executive is terminated for Cause pursuant to Section 6(a)(iii)(D) above and does not submit a claim of lack of Cause to arbitration pursuant to
                  Section 7(e) herein, or (C) Executive voluntarily terminates his employment hereunder without Good Reason pursuant to
                  Section 6(b)(ii) above, then Executive shall be entitled to receive only his Base Salary at the rate then in effect until the Termination Date.

                           (ii) If Executive is terminated for Cause pursuant to
                  Section 6(a)(iii)(D) above and submits a claim of lack of Cause to arbitration pursuant to Section 7(e) herein, then, subject to Executive's repayment obligation under Section 7(e)(ii)(B):

                                    (A) Executive shall be entitled to receive
                           his Base Salary at the rate then in effect until the earlier of either the date six months after the Termination Date or the date of the arbitrator's final determination.

                                    (B) The Employer shall, upon Executive's
                           submission of appropriate invoices, promptly pay up to the first $25,000 of such Executive's costs of arbitration and attorney's fees until the earlier of either the date of the arbitrator's final determination or the date on which the Executive's costs of arbitration and attorney's fees equal or exceed $25,000.

                  (c) TERMINATION BY REASON OF DEATH. If Executive's employment terminates due to his death, the Employer shall pay Executive's Base Salary for a period of six months from the date of his death, or such longer period as the Employer's Board of Directors may determine, to Executive's estate or to a beneficiary designated by Executive in writing prior to his death. Any unexercised or unvested stock options shall remain exercisable or vest upon Executive's death only to the extent provided in the applicable option plan and option agreements.

                  (d) TERMINATION BY REASON OF DISABILITY. In the event that Executive's employment terminates due to his disability as defined in Section 6(a)(ii) above, Executive shall be entitled to be paid his Base Salary until the later of such time when
                  (i) the period of disability or illness (whether or not the same disability or illness) shall exceed 180 consecutive days during the Employment Period and (ii) Executive becomes eligible to receive benefits under a comprehensive disability insurance policy obtained by the Employer (the "Disability Period"). Following the expiration of the Disability Period, the Employer may terminate this Agreement upon written notice of such termination. Any unexercised or unvested stock options shall remain exercisable or vest upon such termination only to the extent provided in the applicable option plan and option agreements.


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                  (e) ARBITRATION IN THE EVENT OF A DISPUTE REGARDING THE NATURE
                  OF TERMINATION. In the event that the Executive's employment is terminated by the Employer for Cause or by Executive for Good Reason, and either party contends that such Cause or Good Reason did not exist, the parties agree to submit such claim to arbitration before the American Arbitration Association ("AAA"), and Executive hereby agrees to submit to any such dispute to arbitration pursuant to the terms of this Section 7(e). In such a proceeding, the only issue before the arbitrator will be whether Executive's employment was in fact terminated for Cause or for Good Reason, as the case may be.

                           (i) AWARDS IN FAVOR OF THE EXECUTIVE. If the
                  arbitrator determines that Executive's employment was terminated by the Employer without Cause or was terminated by Executive for Good Reason, the only remedy that the arbitrator may award is an amount equal to the severance payments specified in Section 7(a), the costs of arbitration, and Executive's attorneys' fees. In cases where an award is granted to an Executive who was terminated for Cause pursuant to Section 6(a)(iii)(D) above, such arbitration award shall be reduced by the amount of Base Salary, costs of arbitration and attorney's fees already paid by the Employer pursuant to
                  Section 7(b)(ii) above.

                           (ii)     AWARDS IN FAVOR OF THE EMPLOYER.

                                    (A) If the arbitrator finds that Executive's
                           employment was terminated by the Employer for Cause pursuant to Section 6(a)(iii)(A), (B), (C) or (D) above, or by the Executive without Good Reason, the arbitrator will be without authority to award Executive anything, the parties will each be responsible for their own attorneys' fees, and the costs of arbitration will be paid 50% by Executive and 50% by the Employer.

                                    (B) In addition, if the arbitrator finds
                           that the Executive's employment was terminated for Cause pursuant to Section 6(a)(iii)(D) above, Executive must promptly reimburse the Employer for the full amount of any Base Salary paid by the Employer with respect to periods after the Termination Date, the full amount of any attorney's fees paid by the Employer, and 50% any costs of arbitration paid by the Employer on behalf of the Executive pursuant to Section 7(b)(ii) above.

         8. CONFIDENTIALITY; PROHIBITED ACTIVITIES. The Executive and the Employer recognize that due to the nature of his employment and relationship with the Employer, the Executive has access to and develops confidential business information, proprietary information, and trade secrets relating to the business and operations of the Employer. The Executive acknowledges that such information is valuable to the business of the Employer, and that disclosure to, or use for the benefit of, any person or entity other than the Employer, would cause irreparable damage to the Employer. The Executive further acknowledges that his duties for the Employer include the duty to develop and maintain client, customer, employee, and other business relationships on behalf of the Employer; and that access to and development of those close business relationships for the Employer render his services special, unique and extraordinary. In recognition that the


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good will and business relationships described herein are valuable to the
Employer, and that loss of or damage to those relationships would destroy or diminish the value of the Employer, the Executive agrees as follows:

                  (a) CONFIDENTIALITY. During the term of this Agreement (including any renewals), and at all times thereafter, the Executive shall maintain the confidentiality of all confidential or proprietary information of the Employer ("Confidential Information"), and, except in furtherance of the business of the Employer, he shall not directly or indirectly disclose any such information to any person or entity; nor shall he use Confidential Information for any purpose except for the benefit of the Employer. For purposes of the Agreement, "Confidential Information" includes, without limitation: client or customer lists, identities, contacts, business and financial information; investment strategies; pricing information or policies, fees or commission arrangements of the Employer; marketing plans, projections, presentations or strategies of the Employer; financial and budget information of the Employer; new personnel acquisition plans; and all other business related information which has not been publicly disclosed by the Employer. This restriction shall apply regardless of whether such Confidential Information is in written, graphic, recorded, photographic, data or any machine readable form or is orally conveyed to, or memorized by, the Executive. The Executive further agrees that, during the Employment Period and at all times thereafter, he shall keep confidential and shall not release, use or disclose without prior written permission of the Employer, all Confidential Information developed by him on behalf of the Employer or provided to him by the Employer, excepting only such information as was already known to him prior to the commencement of his employment by the Employer or such information as is already known to the public.

                  (b) PROHIBITED ACTIVITIES. Because Executive's services to the Employer are essential and because Executive has access to the Employer's Confidential Information, Executive covenants and agrees that (i) during the Employment Period, (ii) in the event that this Agreement is terminated by the Employer for Cause or by the Executive other than for Good Reason, during the one-year period following the date of such termination, and (iii) solely for purposes of paragraph (vi) below, during the five-year period following the date on which Executive's employment terminates for any reason, Executive will not, without the prior written consent of the Board of Directors of the Employer which shall include the unanimous consent of the Directors who are not officers of the Employer, directly or indirectly (individually, or through or on behalf of another entity as owner, partner, agent, employee, consultant, or in any other capacity):

                           (i) engage, participate or assist, as an owner,
                  partner, employee, consultant, director, officer, trustee or agent, in any business that engages or attempts to engage, directly or indirectly, in any material acquisition, development, construction, operation, management or leasing of any commercial real estate property:


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

                                    (A) anywhere in the five boroughs of New
                           York City, regardless of whether such business is publicly or privately held;

                                    (B) anywhere in the New York City
                           metropolitan area, if such business or any of its affiliates (within the meaning of the Securities Act of 1933) has issued any class of publicly-traded securities;

                                    (C) anywhere in the New York City
                           metropolitan area, regardless of whether such business is publicly or privately held, if such business engages in the commercial real estate business in any county in which the Employer also engages in the commercial real estate business.

                           For purposes of this subsection, the New York City
                  metropolitan area includes each borough of New York City; Nassau, Orange, Putnam, Rockland, Suffolk and Westchester Counties in the State of New York; Bergen, Essex, Hudson, Hunterdon, Mercer, Middlesex, Monmouth, Morris, Passaic, Somerset, Sussex, Union and Warren Counties in the State of New Jersey; and Fairfield County in the State of Connecticut);

                           (ii) seek, solicit, or engage in any attempt to
                  establish for himself or for any other person or entity, a business relationship with any person or entity who was a client or customer of the Employer, or who was solicited to become a client or customer of the Employer, during the Employment Period ("Employer Clients");

                           (iii) engage in any activity to interfere with,
                  disrupt or damage the business of the Employer, or its relationships with any Employer Client, employee, supplier or other business relationship;

                           (iv) engage in business with, or provide advice or
                  services to, any Employer Client solicited by the Executive in breach of Section 8 of this Agreement (whether or not such services are compensated);

                           (v) receive, or cause any other person or entity to
                  receive, any compensation, consideration, or income, in any form, from any Employer Client solicited by him in breach of
                  Section 8 of this Agreement; or

                           (vi) solicit, encourage, or engage in any activity to
                  induce any Employee of the Employer to terminate employment with the Employer, or to become employed by, or to enter into a business relationship with, any other person or entity. For purposes of this subsection, the term Employee means any individual who is an employee of or consultant to the Employer (or any affiliate) during the six-month period prior to Executive's last day of employment.

                           Notwithstanding any of the foregoing, Executive shall
                  not be prohibited from engaging in the practice of law with, for or on behalf of any person or entity as a partner, agent, employee, consultant, or in any other capacity.


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

                  (c) OPTION PROPERTY. Notwithstanding anything contained herein to the contrary, Executive is not prohibited by this Section 8 from (i) maintaining his or her investment in any Option Property (as such term is defined in the Employer's final prospectus relating to the IPO) or in any asset listed in the Employer's final prospectus relating to the IPO under the caption "The Properties - Assets Not Being Transferred to the Company" or (ii) from making investments in any entity that engages, directly or indirectly, in the acquisition, development, construction, operation, management or leasing of office real estate properties, regardless of where they are located, if the shares or other ownership interests of such entity are publicly traded and Executive's aggregate investment in such entity constitutes less than one percent (1%) of the equity ownership of such entity.

                  (d) EMPLOYER PROPERTY. The Executive acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his employment by the Employer are the sole property of the Employer ("Employer Property"). During his employment, and at all times thereafter, the Executive shall not remove, or cause to be removed, from the premises of the Employer, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Employer, except in furtherance of his duties under the Agreement. When the Executive terminates his employment with the Employer, or upon request of the Employer at any time, the Executive shall promptly deliver to the Employer all originals and copies of Employer Property in his possession or control and shall not retain any originals or copies in any form.

                  (e) NO DISPARAGEMENT. Following termination of the Executive's employment for any reason, the Executive shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about (i) the Employer and its parent, affiliates or subsidiaries, if any; (ii) any product or service provided by the Employer and its parent, affiliates or subsidiaries, if any; or (iii) the Employer's and its parent's, affiliates' or subsidiaries' prospects for the future.

                  (f) REMEDIES. The Executive declares that the foregoing limitations in Sections 8(a) through 8(f) above are reasonable and necessary for the adequate protection of the business and the goodwill of the Employer. If any restriction contained in this Section 8 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, scope, or other provisions hereof to make the restriction consistent with applicable law, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. In the event that the Executive breaches any of the promises contained in this Section 8, the Executive acknowledges that the Employer's remedy at law for damages will be inadequate and that the Employer will be entitled to specific performance, a temporary restraining order or preliminary injunction to prevent the Executive's prospective or continuing breach and to maintain the status quo. The existence of this right to injunctive relief, or other equitable relief, or the Employer's exercise of any of these rights, shall not limit any other rights or remedies the Employer may have in law or in equity including, without limitation, the right to arbitration contained in
                  Section 7(e) hereof and the right to compensatory, punitive and monetary damages. In the event that a final non-appealable judgment is entered in favor of one of the parties, that party shall be reimbursed by the other party for all costs and attorneys' fees incurred by such party in such action. Executive hereby agrees to waive his right to a jury trial with respect to any action commenced to enforce the terms of this Agreement.

                  (g) TRANSITION. Regardless of the reason for his departure from the Employer, the Executive agrees that: (i) he shall assist the Employer in maintaining the business of the clients and customers with whom the Executive has a relationship; and
                  (ii) he shall take all steps reasonably requested by the Employer to effect a successful transition of those relationships to the person or persons designated by the Employer.

                  (h) SURVIVAL. The provisions of this Section 8 shall survive termination of the Executive's employment. The covenants contained in Section 8 shall be construed as independent of any of other provisions contained in this Agreement and shall be enforceable regardless of whether the Executive has a claim against the Employer under the Agreement or otherwise.

         9. COOPERATION. The Executive agrees to give prompt written notice to the Employer of any claim or injury relating to the Employer, and to fully cooperate in good faith and to the best of his ability with the Employer in connection with all pending, potential or future claims, investigations or actions which directly or indirectly relate to any transaction, event or activity about which the Executive may have knowledge because of his employment with the Employer. Such cooperation shall include all assistance that the Employer, its counsel, or its representatives may reasonably request, including reviewing documents, meeting with counsel, providing factual information and material, and appearing or testifying as a witness.

         10. CONFLICTING AGREEMENTS. Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

         11. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand and or sent by prepaid telex, cable or other electronic devices or sent, postage prepaid, by registered or certified mail or telecopy or overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (a)      if to the Executive:


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

                           70 West 36th Street
                           New York, New York  10018

                  (b)      if to the Employer:

                           SL Green Realty Corp.
                           70 West 36th Street
                           New York, New York  10018

or such other address as either party may from time to time specify by written notice to the other party hereto.

         12. AMENDMENTS. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the party against whom such amendment, modification or waiver is sought.

         13. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

         14. SUCCESSORS. Neither this Agreement nor any rights hereunder may be assigned or hypothecated by the Executive. This Agreement may be assigned by the Employer and shall be binding upon, and inure to the benefit of, the Employer's successors and assigns.

         15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         17. CHOICE OF VENUE. Executive agrees to submit to the jurisdiction of the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, New York County, for the purpose of any action to enforce any of the terms of this Agreement.

         18. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. The parties hereto shall not be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

         19. PARAGRAPH HEADINGS. Paragraph headings used in this Agreement are included for convenience of reference only and will not affect the meaning of any provision of this agreement.

         IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

                              SL GREEN REALTY CORP.

                              By:________________________________
                                 Name:
                                 Title:



                                 -------------------------------





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